SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

  Filed by the registrant     X
                             ---
  Filed by a party other than the registrant  ____

  Check the appropriate box:
             ___  Preliminary proxy statement   ___  Confidential, For Use of
              X                                      the Commission Only (as
             ---  Definitive proxy statement         permitted by Rule
             ___  Definitive additional materials    Rule 14a-6(e)(2))
             ___  Soliciting material pursuant to
                  Rule 14a-12

                              PRIME CELLULAR, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    X      No fee required.
   ---
   ___ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 14-a-6(I)(1) and 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------

     (5)  Total fee paid:

         -----------------------------------------------------------------

     Fee  paid previously with preliminary materials:

     ---------------------------------------------------------------------

     Check box if any part of the fee is offset as provided b Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------

     (3)  Filing party:

          ---------------------------------------------------------------

   (4)    Date filed:

          ---------------------------------------------------------------

                              PRIME CELLULAR, INC.
                               580 Marshall Street
                         Phillipsburg, New Jersey 08865

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be held June 23, 2000

                              --------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Prime Cellular, Inc. ("Company") will be held at the offices of counsel to the Company, Graubard Mollen & Miller, 600 Third Avenue, 32nd Floor, New York, New York, on Friday, June 23, 2000, at 10:30 a.m. local time, for the following purposes:

     1. To elect six directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

     2.  To approve the 2000 Performance Equity Plan;

     3. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company from "Prime Cellular, Inc." to "Sentigen Holding Corp."; and

     4. To transact such other business as may properly come before the meeting, or any or all postponement(s) or adjournment(s) thereof.

     Only stockholders of record at the close of business on May 8, 2000, will be entitled to notice of, and to vote at, the meeting and any postponement(s) or adjournment(s) thereof.

     You are urged to read the attached Proxy Statement, which contains information relevant to the actions to be taken at the meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting in person, please sign and date the accompanying Proxy Card and mail it promptly in the enclosed addressed, postage prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

                         By Order of the Board of Directors

                         Joseph K. Pagano, President

New York, New York
May 26, 2000

                              PRIME CELLULAR, INC.

                               ------------------

                                PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 23, 2000

     This Proxy Statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by the Board of Directors of Prime Cellular, Inc. ("Company") to be used at the Annual Meeting of Stockholders of the Company to be held on June 23, 2000, and any postponements or adjournments thereof ("Annual Meeting"). The matters to be considered at the Annual Meeting are set forth in the attached Notice of Annual Meeting.

     The proxy will be voted (or withheld from voting) in accordance with any specifications made. Where no specifications are indicated, the proxies will vote "FOR" the nominees for directors as described below under Proposal 1, "FOR" the approval of the 2000 Performance Equity Plan (the "2000 Plan") as described below under Proposal 2, "FOR" the approval of the amendment to the Company's Certificate of Incorporation as described below under Proposal 3, and, in the discretion of the proxy holders, on any other business properly coming before the meeting and any postponement(s) or adjournment(s) thereof. A proxy may be revoked by giving notice to the Secretary of the Company in person, or by written notification actually received by the Secretary, at any time prior to its being exercised.

     The Company's executive offices are located at 580 Marshall Street, Phillisburg, New Jersey 08865. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about May 26, 2000.

                                VOTING SECURITIES

     The Board of Directors has fixed the close of business on May 8, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all postponement(s) or adjournment(s) thereof. As of May 8, 2000, the Company had issued and outstanding 6,078,700 shares of Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his, her or its name on the record date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes").

     The election of the directors requires a plurality vote of those shares of Common Stock voted at the Annual Meeting with respect to the election of the directors. "Plurality" means that the individual who receives the largest number of votes cast "FOR" is elected as a director. Consequently, any shares of Common Stock not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in such nominee's favor.

     The 2000 Plan must be approved by the affirmative vote of a majority of the votes cast at the meeting. Abstentions from voting with respect to the approval of the 2000 Plan are counted as "votes cast" with respect to such proposal and, therefore, have the same effect as a vote against the proposal. Shares deemed present at the meeting but not entitled to vote on the 2000 Plan (because of either stockholder withholding or broker non-vote) are not deemed "votes cast" with respect to such proposal and therefore will have no effect on such vote.

     The approval of the amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the shares of common stock outstanding. Abstentions from voting with respect to the amendment to the Certificate of

Incorporation (which are considered present and entitled to vote) and shares deemed present but not entitled to vote on this matter (because of a broker nonvote), will have the effect of a negative vote with respect to such proposal.

     All other matters to be voted on will be decided by the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares of Common Stock held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

     The following table sets forth certain information as of May 8, 2000, with respect to the Common Stock ownership of (i) those persons or groups known to beneficially own more than 5% of the Company's voting securities, (ii) each director and director-nominee of the Company, (iii) each current executive officer whose compensation exceeded $100,000 in 1999, and (iv) all current directors and executive officers of the Company as a group.

                                         Amount and Nature                      Percent of Class
Name of Beneficial Owner               of Beneficial Ownership                 of Voting Securities
------------------------               -----------------------                 --------------------
Frederick R. Adler                          704,673(1)                              11.31%

Brett Fialkoff                                  -0-                                   *

Thomas Livelli                              276,000                                  4.54%

Richard Malavarca                           180,000                                  2.96%

Joseph K. Pagano                          1,313,950(2)                              20.87%

Samuel A. Rozzi                             467,525                                  7.69%

Robert A. Reinhart                           52,500(3)                                *

D.H. Blair Investment
  Banking corp.                           1,124,859(4)                              18.50%

All directors and executive
  officers as a group                     2,994,648(5)                              46.8%
  (seven persons)


------------------------------

(*)  Less than 1%.

(1) Includes options to purchase up to 150,000 shares of the Company's Common Stock.

(2) Includes options to purchase up to 217,000 shares of the Company's Common Stock.

(3) Represents options to purchase up to 52,500 shares of the Company's Common Stock. Excludes options to purchase 12,500 shares of Common Stock which are not presently exercisable.

(4) J. Morton Davis is an investment banker and sol stockholder of D.H. Blair Investment Banking Corp. ("Blair"). The amount reported includes 8,500 shares owned by Mr. Davis' wife of which Mr. Davis disclaims beneficial ownership. The information with respect to D.H. Blair Investment Banking Corp. ("Blair") and J. Morton Davis is based upon Amendment No. 7, dated May 1, 1996, to the Schedule 13D, dated January 31, 1992, filed by such persons with the Securities and Exchange Commission. The Schedule 13D states that Blair shares voting and investment power over 1,124,859 shares, and Mr. Davis has sole voting and investment power over such 1,124,859 shares.

(5) Includes options to purchase up to an aggregate of 419,500 shares of the Company's Common Stock. Excludes options to purchase 12,500 shares of Common Stock which are not presently exercisable.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     At this year's Annual Meeting of Stockholders, six (6) directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a Proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the Proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he will be available to serve.

Name                    Age     Position
----                    ---     --------
Joseph K. Pagano        54      President and Chairman of the Board

Thomas Livelli          47      Director and President and Chief Executive
                                Officer of CMT

Richard Malavarca       47      Director and Vice President of CMT

Frederick R. Adler      73      Director

Brett Fialkoff          33      Director

Samuel A. Rozzi         54      Director


Information About Nominees

     Joseph K. Pagano has served as President of the Company since June 1994. Mr. Pagano has also served as a director since 1991 and as Chairman of the Board since June 1996 and as Chief Financial Officer from June 1994 until
July 1996. From 1991 until April 1999, he was engaged as a consultant to the Company, commencing an employment relationship thereafter. Mr. Pagano has been a private investor for more than the past five years.

     Thomas Livelli has been a director of the Company since June 1998. He has been the President and Chief Executive Officer of Cell & Mollecular Technologies, Inc. ("CMT"), one of the Company's wholly-owned subsidiaries, since 1997. He was also President of CMT's predecessor companies from 1987 until 1997. From January 1986 until July 1997, Mr. Livelli was a Laboratory Manager at the Howard Hughes Medical Institute at Columbia University. Prior to 1986, Mr. Livelli worked at Merck Research Laboratories ("Merck") and Cistron Biotechnology ("Cistron"), directing their respective gene expression programs. While at Cistron, Mr. Livelli was a Visiting Scholar at Columbia University. Mr. Livelli maintains a part-time faculty appointment at Columbia University College of Physicians & Surgeons in the Department of Neurobiology and Behavior.

     Richard Malavarca has been a director of the Company since June 1998. He has been Vice President of CMT and its predecessor companies since 1987 and Chief Operating Officer of CMT since January 2000. Prior to May, 1987, Mr. Malavarca worked at the Harvard Medical School, The Roche Institute for Molecular Biology, Merck Research Laboratories and Cistron in basic research involving developmental biology, molecular and cell biology.

     Frederick R. Adler has been a director of the Company since May 1996. Mr. Adler is Managing Director of Adler & Company, a venture capital management firm he organized in 1968, and a general partner of its related investment funds. Since January 1, 1996, Mr. Adler has been of counsel to the law firm of Fulbright & Jaworski L.L.P. and, for more than five years prior thereto, was a senior partner in the firm. Mr. Adler is also Chairman of the Executive Committee and a director of Data General Corporation, Chairman and director of Shells Seafood Restaurants, Inc., and a director of USA Detergents, Inc., as well as a director of various private companies. Mr. Adler is the Chairman of Intercoastal Health Systems, Inc. (Palm Beach, FL) and a member of the Board of Managers of Memorial Sloan-Kettering Cancer Center (New York, NY). Mr. Adler is also a member of the Dean's Advisory Board of the Harvard Law School (Cambridge, MA).

     Brett Fialkoff has been a director of the Company since February 2000. Since 1993, Mr. Fialkoff has been associated with Performance Capital, LP, a broker-dealer, and certain of its affiliates.

     Samuel A. Rozzi has been a director of the Company, most recently since January 1997. He previously served as a director of the Company from 1991 until June 1996. Mr. Rozzi has been the President of Corporate National Realty, Inc., a corporate real estate brokerage and services firm, since September 1988.

Other Executive Officer

     Robert A. Reinhart has served as Chief Financial Officer and Vice President
- Finance of the Company since July 1996, and as Treasurer/Secretary since May 1997. Mr. Reinhart served as Vice President, Finance and Chief Executive Officer for Bern Communications, Inc. from July 1996 until its dissolution in 1998. Prior thereto, Mr. Reinhart served as the Chief Operating Officer and Chief Financial Officer of DeBoles Nutritional Foods, Inc. from 1992 until 1996. Prior to being engaged by De Boles Nutritional Foods, Inc. in 1992, Mr. Reinhart was a senior manager/engagement executive with a certified public accounting firm.
Mr. Reinhart is a certified public accountant.

Board of Directors' Meetings and Committees

     During 1999, the Board of Directors did not meet in person in 1999, but acted by unanimous written consent five times.

     The audit committee was established in April 2000 and is currently comprised of Frederick R. Adler, Samuel A. Rozzi and Brett Fialkoff. The responsibilities of the audit committee include, in addition to other duties specified in their Charter and as the Board may specify, (i) reviewing and reassessing the adequacy of their Charter annually and recommending any proposed changes to the Board for approval; (ii) reviewing the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements; (iii) reviewing an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements; (iv) meeting periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures; (v) reviewing major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management; (vi) recommending to the Board the appointment of the independent auditor; and (vii) reviewing all related party transactions on an ongoing basis for potential conflict of interest situations.

     The Company does not have a standing nominating or compensation committee.

     Directors receive no cash compensation for serving on the Board of Directors or for attending Board or Committee meetings.

Executive Compensation

     The following table discloses the compensation awarded by the Company to
(i) each of the President and Chief Financial Officer of the Company for the twelve (12) month period ended December 31, 1999, for the period from June 1, 1998 until December 31, 1998 (the "Stub Period") and for the twelve (12) month period ended May 31 in each of the two fiscal years May 31, 1998 and 1997, and
(ii) the President and Vice President of CMT (with the President and Chief Financial Officer of the Company, hereinafter collectively referred to as the "Named Executives") for the twelve (12) month period ended December 31 in each of the three fiscal years ended December 31, 1999, 1998 and 1997. During the most recent twelve (12) month period ended December 31, 1999, no other executive officer of the Company received a total salary and bonus that exceeded $100,000 during such twelve (12) month period.

                           SUMMARY COMPENSATION TABLE

                                                                                              Long-Term and
Name and Principal Position             Year          Salary            Bonus               Other Compensation
---------------------------------  --------------- ---------------  ---------------- --------------------------------
Joseph K. Pagano                        1999           $ 51,495(1)          -                   $ 29,638(1)
      President and Chairman         Stub Period              -             -                     43,750(2)
      of the Board                      1998                  -             -                     75,000
                                        1997                  -             -                     75,000

Robert A. Reinhart                      1999           $128,887             -                         -
      Chief Financial Officer,       Stub Period         70,369(2)          -                         -
      Vice President, Treasurer         1998            125,000             -                    Options(3)
      and Secretary                     1997             86,000(4)    $25,000                    Options(5)

Thomas Livelli                         1999(6)         $151,885             -                        -
      President and Chief              1998(6)          138,462(7)          -                        -
      Executive Officer of CMT         1997(6)           63,462      $181,000                        -

Richard Malavarca                      1999(6)         $101,769             -                        -
      Vice President and               1998(6)           88,961             -                        -
      Chief Operating Officer of CMT   1997(6)           80,444             -                        -



---------------------------

(1) Mr. Pagano became President of the Company on June 15, 1994. Mr. Pagano received a consulting fee of $75,000 per annum until May 1999, at which time he became an employee of the Company at a salary of $85,000 per annum.

(2) Reflects the respective compensation or consulting fee, as the case may be, of the Named Executive, prorated for the seven-month Stub Period. Following the merger with CMT ("CMT Merger"), the Company adopted the calendar fiscal year of CMT. The Company previously operated under a fiscal year ended May 31st.

(3) On April 20, 1998, the Company granted Mr. Reinhart incentive stock options to purchase up to 25,000 shares of the Common Stock of the Company at $2.25 per share, which options vested in two equal installments on each of April 20, 1999 and April 20, 2000.

(4) Reflects Mr. Reinhart's salary rate of $100,000 for the year ended May 31, 1997, prorated from July 22, 1996, when he was elected Chief Financial Officer of the Company.

(5) On October 25, 1996, the Company granted Mr. Reinhart incentive stock options to purchase up to 40,000 shares of the Common Stock of the Company at $2.50 per share, which options became immediately exercisable on the date of grant. Such options were subsequently re-priced on January 16, 1998, to an exercise price of $0.75 (the fair market value of the Common Stock at such time).

(6) Reflects salary paid for the calendar years ended December 31, 1998 and 1997. Because the Company adopted as its fiscal year CMT's calendar year at the time of the CMT Merger, no Stub Period calculation is required when disclosing the compensation paid to CMT's executive officers.

(7) Reflects Mr. Livelli's (i) effective salary rate of $135,000 (as amended at May 29, 1998 following the CMT Merger) for the year ended December 31, 1998, prorated from May 29, 1998, when he was elected President of CMT in conjunction with the CMT Merger, and (ii) effective salary rate of $150,000 for the year ended December 31, 1998, prorated for the five months ended May 29, 1998.


Compensation Arrangements for Current Executive Officers

     In conjunction with the CMT Merger, the Company assumed the employment agreement with Thomas J. Livelli, pursuant to which Mr. Livelli served as President and Chief Executive Officer of CMT through May 22, 2000. Mr. Livelli is currently serving under an automatic renewal provision of his employment agreement until May 22, 2001. The employment agreement provides for an annual base compensation of $135,000. The employment agreement provides for Mr. Livelli's employment on a full-time basis and contains a provision that the employee will not compete with the Company during the term of the employment agreement and for a period of one year thereafter.

     On May 24, 1999, the Company entered into an employment agreement with Joseph K. Pagano to serve as the President of the Company, replacing the consulting agreement that the Company had with Mr. Pagano. The agreement was for an initial term of one year. Mr. Pagano is currently serving under an automatic renewal provision in his employment agreement, which provides for one year extensions upon the expiration of each one year term if no notice is given by the Company or Mr. Pagano that such party desires not to extend the employment agreement. The employment agreement provides for an annual base compensation of $85,000. In connection with the employment agreement, the termination date of 217,000 options previously granted to Mr. Pagano under the 1990 Plan were extended an additional three years to May 24, 2004. Mr. Pagano's employment is not on a full-time basis.

Option Grants

     The following table summarizes the number of exercisable and unexercisable options held by the Named Executives at December 31, 1999 and their value at that date if such options were in-the-money:

                    AGGREGATED FISCAL YEAR END OPTION VALUES

                              Number of Securities
Name                         Underlying Unexercised          Dollar Value of Unexercised in-the-
                          Options at December 31, 1999       Money Options at December 31, 1999(1)
                          ---------------------------------  ------------------------------------
Name                      Exercisable (#)  Unexerciable (#)  Exercisable ($)    Unexercisable($)
------------------------- ---------------  ---------------   --------------     -----------------
Joseph K. Pagano           217,000(2)           -0-             81,375            -0-

Robert A. Reinhart          52,500(3)         12,500(4)         50,000            -0-


-----------------------------

(1) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year-end market value of the common stock. An option is "in-the-money" if the fiscal year-end fair market value of the Common Stock exceeds the option exercise price. At December 31, 1999, the closing price per share of the Common Stock as reported by the OTC Bulletin Board was $2.00.

(2) Stock options granted by the board of directors as of May 14, 1996 under the Company's 1990 Plan having an exercise price of $1.625 per share, which options became immediately vested and exercisable from the date of grant and, as amended, expire May 14, 2004.

(3) Incentive stock options granted pursuant to agreements dated October 25, 1996 and April 20, 1998 of which 40,000 options have an exercise price of $2.50 per share and 12,500 of which are exercisable at $2.25 per share. Options to purchase 40,000 shares of common stock became immediately vested and exercisable from the date of grant and expire October 25, 2001. Such options were subsequently re-priced on January 16, 1998, to $0.75 per share (the fair market value of the Common Stock at such time). The remaining 12,500 options became exercisable one year from the grant date and expire five (5) years after the grant date.

(4) Incentive stock options granted pursuant to agreement dated April 20, 1998, having an exercise price of $2.25 per share, which options vest on April 20, 2000 and expire five (5) years after the date of grant.


     No options were granted to the Named Executives during the fiscal year ended December 31, 1999.

      Stock Plans

     The Company has two stock option plans: the 1990 Plan and the 2000 Plan (the "Plans"). The 1990 Plan provides for grants of options to purchase up to 1,000,000 shares of Common Stock and the 2000 Plan provides for grants of options to purchase up to 2,000,000 shares of Common Stock. Under the Plans, options may be granted to employees, directors, consultants, agents and other persons deemed valuable to the Company or any of its subsidiaries. The Plans permit the Board of Directors or the Committee to issue incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code (the "Code"), and stock options that do not conform to the requirements of that Code section ("non-ISOs"). The exercise price of each ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant, except that in the case of a grant to an employee who owns (within the meaning of Code Section 422) 10% or more of the outstanding stock or any subsidiary (a "10% Stockholder"), the exercise price may not be less than 110% of such fair market value. The exercise price of each non-ISO also may not be less than 100% of the fair market value of the Common Stock at the time of grant.

     Under the 1990 Plan, options may not be exercised prior to the first anniversary, or on or after the tenth anniversary (fifth anniversary in the case of an ISO granted to a 10% Stockholder) of their grant. Options may not be transferred during the lifetime of the option holder. No stock options may be granted under the 1990 Plan after May 25, 2000.

     Under the 2000 Plan, the Board of Directors may award stock appreciation rights, restricted stock, deferred stock, stock reload options and other stock-based awards in addition to stock options. The Plans are administered by the Board of Directors and may be administered by a Committee chosen by the Board of Directors. Subject to the provisions of the Plans, the Board of Directors or such Committee have the authority to determine the individuals to whom the stock options are to be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the restrictions, if any, on the exercise of the option, the terms for the payment of the option price and other terms and conditions. Under the 2000 Plan, no more than 200,000 shares in the aggregate may be granted to any one holder in any one calendar year. For more details regarding the 2000 Plan see the description of the 2000 Plan set forth under Proposal 2.

     The 2000 Plan is being submitted to the Stockholders of the Company for approval pursuant to this proxy statement. If the 2000 Plan is not approved by the stockholders as required under Sections 422 and 162(m) of the Code, the 2000 Plan shall be deemed amended to eliminate any potential flexibility or benefits which the Company and the participants might have had under such sections.

     At December 31, 1999, options to purchase an aggregate of 384,630 shares of the Company's Common Stock were outstanding under the 1990 Plan. The 2000 Plan was not adopted by the Board of Directors until April 25, 2000. Accordingly, no options were outstanding under the 2000 Plan at December 31, 1999.

     The Company from time to time has also granted non-plan options to certain officers, employees and consultants. Non-plan options to purchase an aggregate of 308,000 shares of the Company's Common Stock were outstanding at December 31, 1999.

                        REPORT ON EXECUTIVE COMPENSATION

Report of the Board of Directors Concerning Compensation of Executive Officers

     As noted above, the Company did not have a Compensation Committee of the Board of Directors during the 1999 fiscal year. Compensation of the Company's executive officers for the fiscal year ended December 31, 1999 was determined by the Board of Directors. There is no formal compensation policy for the Company's executive officers.

     Joseph K. Pagano, who served as the Company's President during the year ended December 31, 1999, was paid as a consultant, at an annual rate of $75,000, until May 24, 1999. On May 24, 1999, the Consulting Agreement was terminated and Mr. Pagano entered into an employment agreement with the Company, providing for a base salary of $85,000 per annum.

     Total compensation for executive officers consist of a combination of salaries and stock option awards. Base salary of executive officers who do not have employment agreements is based on the Company's financial performance and the executive's individual performance and level of responsibility. Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources as well as the executive officer's individual performance and level of responsibility. The Company did not pay any bonus compensation during the year ended December 31, 1999.

     Stock option awards under the Company's 1990 Plan and the 2000 Plan are intended to attract and retain the best available talent and encourage the highest level of performance by affording key employees an opportunity to acquire proprietary interests in the Company. No stock options were granted to executive officers of the Company during the fiscal year ended December 31, 1999.

                           Joseph K. Pagano
                           Frederick R. Adler
                           Thomas Livelli
                           Richard Malavarca
                           Samuel A. Rozzi
                           Brett Fialkoff

Compensation Committee Interlocks and Insider Participation

     The Company did not have a Compensation Committee of its Board of Directors during fiscal 1999. Decisions as to compensation during fiscal 1999 were made by the Company's Board of Directors. Mr. Pagano, who is an officer of the Company, and Messrs. Livelli and Malavarca, who are officers of CMT, served as members of the Board of Directors during fiscal 1999. No other executive officer of the Company served as a member of the Compensation Committee of any other entity during fiscal 1999.

Stock Price Performance Graph

     The graph below compares the cumulative total return of the Company's Common Stock from May 28, 1994 (the last trading day before the beginning of the Company's fifth preceding fiscal year) through May 31, 1998, the subsequent seven (7) month stub period ended December 31, 1998 (reflecting the adoption by the Company of a calendar fiscal year in connection with the CMT Merger) and from January 1, 1999 through December 31, 1999 with the cumulative total return of companies comprising the Nasdaq Market Index and a Market Capitalization Peer Group Index. The graph plots the growth in value of an initial $100 investment over the indicated time periods, and assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

     Market Capitalization Peer Group Index represents companies with market capitalization similar to the Company's and consists of the following companies:
ASTA Funding Inc., Disc, Inc., Guardian Technologies International, Inc., Harvey Electronics, Inc., J2 Communications, Kyzen Corporation Class A, MPSI Systems Inc., Olympic Cascade Financial Corporation, Premier Concepts Inc. and Thermacell Technologies, Inc. Management believes that a comparison to a peer group of companies on any published industry or line-of-business bases would be inaccurate and misleading in light of the CMT Merger and the diversity of the Company's business operations over the past five years. Hollywood Productions Inc., was included as part of the Company's peer group for the Company's 1999 Proxy Statement, however, such Company has changed the focus of its business and is not included in the peer group for purposes of this graph.

                                                            Cumulative Total Return

                                    5/94        5/95       5/96        5/97       5/98       12/98      12/99
                                 ---------  ---------- ----------  ---------- ----------  ---------  ----------
PRIME CELLULAR, INC.              100.00      107.14     678.57      150.00     153.57      57.14      114.29

PEER GROUP                        100.00       95.45      73.31       35.63      24.22      14.96       36.67

NASDAQ STOCK MARKET (U.S.)        100.00      118.92     172.84      194.74     247.03     309.91      574.46


Certain Transactions

     In October 1998, the Company entered into a 180-day note payable agreement with a bank for a maximum of $200,000, which note is collateralized by a $200,000 certificate of deposit as well as a personal guarantee of Joseph K. Pagano, the President and Chairman of the Board of the Company. In December 1998, the bank advanced the Company $160,000 under this agreement. The note was completely repaid during 1999.

     On May 29, 1998, the Company consummated the CMT Merger pursuant to which a wholly-owned subsidiary of Prime merged with and into CMT. Under the terms of the CMT Merger, all of the outstanding shares of capital stock of CMT were converted into an aggregate of 1,611,000 shares of the Company's Common Stock representing approximately 26.4% (after consummation of the CMT Merger) of the Company's issued and outstanding Common Stock. Of the shares issued pursuant to the CMT Merger, 393,000 and 202,500 shares of the Company's Common Stock were issued to Joseph K. Pagano, the President and Chairman of the Board of the Company, and Frederick R. Adler, a director of the Company, respectively, each of whom was a stockholder of CMT at the time of the CMT Merger.

     At the time of the CMT Merger, there were loans outstanding from CMT to six of its shareholders, in the aggregate principal amount of $500,000, as evidenced by promissory notes from CMT to each such shareholder. Messrs. Pagano and Adler were among these shareholders and, at the time of the CMT Merger, held promissory notes in the principal amounts of $218,333 and $112,500, respectively. These notes currently bear interest at a rate of 5% and mature May 1, 2001.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("ten-percent stockholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten-percent stockholders also are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to it, and written representations that no other reports were required, the Company believes that during the Company's fiscal year ended December 31, 1999, all its officers, directors and ten-percent stockholders complied with the Section 16(a) reporting requirements, except that Mr. Pagano, a director and officer of the Company, filed a Form 4 late.

                           PROPOSAL 2: TO APPROVE THE
                          2000 PERFORMANCE EQUITY PLAN

     On April 25, 2000, the Board of Directors adopted the 2000 Plan. The 2000 Plan is being submitted to the stockholders of the Company for approval; provided that, if the 2000 Plan is not approved by the stockholders as required under Sections 422 and 162(m) of the Code, the Plan shall be deemed amended to eliminate any potential flexibility or benefits which the Company and participants might have had under such sections. The Board of Directors believes that in order to continue to attract and retain directors, officers, employees and consultants of the highest caliber, provide increased incentive and to continue to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide directors, officers, employees and consultants of the Company an opportunity to acquire a proprietary interest in the Company.

Summary of the 2000 Plan

     Administration

     The 2000 Plan is administered by the Board or, at its discretion, by the Company's Stock Option Committee or such other committee as may be designated by the Board (the "Committee"). All references herein to "Committee" shall mean the Committee or the Board. The Committee has full authority, subject to the provisions of the 2000 Plan, to award (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards (collectively, "Awards"). Subject to the provisions of the 2000 Plan, the Committee determines, among other things, the persons to whom from time to time Awards may be granted ("Holders"), the specific type of Awards to be granted (e.g., Stock Options, Restricted Stock), the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards (e.g., the "Deferral Period" in the grant of Deferred Stock and the "Restriction Period" when Restricted Stock is subject to forfeiture), and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards.

     Stock Subject to the 2000 Plan

     The 2000 Plan authorizes the granting of Awards whose exercise would allow up to an aggregate of 2,000,000 shares of Common Stock to be acquired by the Holders of such Awards. In order to prevent the dilution or enlargement of the rights of Holders under the 2000 Plan, the Committee, in its sole discretion, may adjust the terms of any Award or the number of shares of Common Stock authorized by the 2000 Plan, in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a stock split of Common Stock, reverse stock split of Common Stock, stock dividend payable on shares of Common Stock, combination or exchange of Common Stock, or other extraordinary or unusual event relating to the Common Stock occurring after the grant of an Award which results in a change in the shares of Common Stock as a whole. If any Award granted under the 2000 Plan is forfeited or terminated prior to exercise, the shares of Common Stock that were available pursuant to such Award shall again be available for distribution in connection with Awards subsequently granted under the 2000 Plan. Notwithstanding any other provision of the 2000 Plan, the Committee will not grant to any one Holder in any one calendar year awards for more than 200,000 shares of Common Stock in the aggregate.

     Eligibility

     Subject to the provisions of the 2000 Plan, Awards may be granted to key employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company and who are deemed to have contributed or to have the potential to contribute to the success of the Company. Incentive Stock Options, as hereinafter defined, may be awarded only to persons who, at the time of grant of such awards, are employees of the Company.

     Types of Awards

     Options. The 2000 Plan provides both for "Incentive" stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for options not qualifying as Incentive Options ("Non-Qualified Stock Options"), both of which may be granted with any other stock-based award under the 2000 Plan. The Committee determines the exercise price per share of Common Stock purchasable under an Incentive or Non-Qualified Stock Option (collectively, "Stock Options"). The exercise price of Stock Options may not be less than 100% of the fair market value on the day of the grant (or, in the case of an Incentive Stock Option granted to a person possessing more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value). In the case of an Incentive Stock Option, the aggregate fair market value (on the date of grant of the Stock Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year shall not exceed $100,000. An Incentive Stock Option may only be granted within a ten-year period from the date the 2000 Plan is adopted and approved and may only be exercised within ten years from the date of the grant (or within five years in the case of an Incentive Stock Option granted to a person who, at the time of the grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). Subject to any limitations or conditions the Committee may impose, Stock Options may be exercised, in whole or in part, at any time during the term of the Stock Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in securities of the Company, or in combination thereof.

     Stock Options granted under the 2000 Plan may not be transferred other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable during the Holder's lifetime, only by the Holder (or in the event of legal incapacity or incompetency, the Holder's guardian or legal representative).

     Generally, if the Holder is an employee, no Stock Options, or any portion thereof, granted under the 2000 Plan may be exercised by the Holder unless he or she is employed by the Company or a subsidiary at the time of the exercise and has been so employed continuously from the time the Stock Options were granted. However, in the event the Holder's employment with the Company is terminated due to disability, the Holder may still exercise his or her vested Stock Options for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination or until the expiration of the stated term of the Stock Option, whichever period is shorter.

Similarly, should a Holder die while in the employment of the Company or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent Holder's vested Stock Options for a period of one year from the date of his or her death (or such other greater or lesser period as the Committee specifies at the time of grant) or until the expiration of the stated term of the Stock Option, whichever period is shorter. If the Holder's employment is terminated for any reason other than death or disability, the Stock Option shall automatically terminate, except that if the Holder's employment is terminated by the Company without cause or due to normal retirement (upon attaining the age of 65), then the portion of any Stock Option that has vested on the date of termination may be exercised for the lesser of three months after termination or the balance of the Stock Option's term.

     Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights ("SARs" or singularly "SAR") to Participants who have been, or are being, granted Stock Options under the 2000 Plan as a means of allowing such Participants to exercise their Stock Options without the need to pay the exercise price in cash. In conjunction with Non-Qualified Stock Options, SARs may be granted either at or after the time of the grant of such Non-Qualified Stock Options. In conjunction with Incentive Stock Options, SARs may be granted only at the time of the grant of such Incentive Stock Options. An SAR entitles the Holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related Stock Option, multiplied by the number of shares subject to the SAR. The granting of an SAR will not affect the number of shares of Common Stock available for awards under the 2000 Plan. The number of shares available for awards under the 2000 Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which the SAR relates.

     Restricted Stock. The Committee may award shares of restricted stock ("Restricted Stock") either alone or in addition to other Awards granted under the 2000 Plan. The Committee determines the persons to whom grants of Restricted Stock are made, the number of shares to be awarded, the price (if any) to be paid for the Restricted Stock by the person receiving such stock from the Company, the time or times within which awards of Restricted Stock may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Restricted Stock awards.

     Restricted Stock awarded under the 2000 Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to the Company during the applicable Restriction Period. Other than regular cash dividends and other cash equivalent distributions as the Committee may designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock during the Restriction Period. A breach of any restriction regarding the Restricted Stock will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto. Except for the foregoing restrictions, the Holder shall, even during the Restriction Period, have all of the rights of a shareholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as the Committee may designate, pay or distribute on such Restricted Stock and the right to vote such shares.

     In order to enforce the foregoing restrictions, the 2000 Plan requires that all shares of Restricted Stock awarded to the Holder remain in the physical custody of the Company until the restrictions on such shares have terminated and all vesting requirements with respect to the Restricted Stock have been fulfilled.

     Deferred Stock. The Committee may award shares of deferred stock ("Deferred Stock") either alone or in addition to other Awards granted under the 2000 Plan. The Committee determines the eligible persons to whom, and the time or times at which, Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the stock will be deferred, and all the other terms and conditions of such Deferred Stock Awards.

     Deferred Stock awards granted under the 2000 Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to the Company during the applicable Deferral Period. The Holder shall not have any rights of a shareholder until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Common Stock. The Holder may request to defer the receipt of a Deferred Stock award for an additional specified period or until a specified event. Such request must generally be made at least one year prior to the expiration of the Deferral Period for such Deferred Stock award.

     Stock Reload Options. The Committee may grant Stock Reload Options to a Holder who tenders shares of Common Stock to pay the exercise price of a Stock Option ("Underlying Option") or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes. A Stock Reload Option permits a Holder, who exercises a Stock Option by delivering stock owned by the Holder for a minimum of six months, to receive back from the Company a new Stock Option or pay withholding taxes for the same number of shares delivered to exercise the Option. The Committee determines the terms, conditions, restrictions and limitations of the Stock Reload Options.

The exercise price of Stock Reload Options shall be the fair market value as of the date of exercise of the Underlying Option. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and expires on the expiration date of the Underlying Option.

     Stock Reload Options. The Committee may grant Stock Reload Options to a Holder who tenders shares of Common Stock to pay the exercise price of a Stock Option ("Underlying Option") or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes. A Stock Reload Option permits a Holder, who exercises a Stock Option by delivering stock owned by the Holder for a minimum of six months, to receive back from the Company a new Stock Option for the same number of shares delivered to exercise the Option or pay withholding taxes. The Committee determines the terms, conditions, restrictions and limitations of the Stock Reload Options. The exercise price of Stock Reload Options shall be the fair market value as of the date of exercise of the Underlying Option. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and expires on the expiration date of the Underlying Option.

     Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the 2000 Plan, including purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries. Subject to the terms of the 2000 Plan, the Committee has complete discretion to determine the terms and conditions applicable to Other Stock-Based Awards. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under the 2000 Plan or any other plan of the Company.

     Competition with the Company

     If a Holder's employment with the Company or a subsidiary is terminated for any reason whatsoever, and within 18 months after the date thereof such Holder accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder's employment with the Company is terminated.

     Withholding Taxes

     Upon the exercise of any Award granted under the 2000 Plan, the Holder may be required to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of Common Stock. Subject to certain stringent limitations under the 2000 Plan and at the discretion of the Company, the Holder may satisfy these requirements by electing to have the Company withhold a portion of the shares to be received upon the exercise of the Award having a value equal to the amount of the withholding tax due under applicable federal, state and local laws.

     Agreements

     Stock Options, Restricted Stock, Deferred Stock, Stock Reload Options, Other Stock-Based Awards and SARs granted under the 2000 Plan will be evidenced by agreements consistent with the 2000 Plan in such form as the Committee may prescribe. Neither the 2000 Plan nor agreements thereunder confer any right to continued employment upon any Holder of a Stock Option, Restricted Stock, Deferred Stock, Stock Reload Options, Other Stock-Based Award or SAR.

     Term and Amendments

     Unless terminated by the Board, the 2000 Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the 2000 Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten year period following the date the 2000 Plan becomes effective. The Board may at any time, and from time to time, amend the 2000 Plan, provided that no amendment shall be made which would impair the rights of a Holder under any agreement entered into pursuant to the 2000 Plan without the Holder's consent.

     Change in Control

     The 2000 Plan contains certain change in control provisions which could cause Stock Options and other Awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d), acquires beneficial ownership of more than 25% of the Company's outstanding shares of Common Stock.

Federal Income Tax Consequences

     The following discussion of the federal income tax consequences of participation in the 2000 Plan is only a summary of the general rules applicable to the grant and exercise of Stock Options and other Awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the 2000 Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

     Incentive Stock Options

     The Holder will recognize no taxable income upon the grant of an Incentive Stock Option. The Company will not qualify for any deduction in connection with the grant or exercise of Incentive Stock Options. The Holder will realize no taxable income when the Incentive Stock Option is exercised if the Holder has been an employee of the Company or its subsidiaries at all times from the date of grant until three months before the date of exercise. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the Holder, the Holder will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for a Holder's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Holder.

     If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the Holder will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

     Non-Qualified Stock Options

     With respect to Non-Qualified Stock Options (i) upon grant of the Stock Option, the Holder will recognize no income, (ii) upon exercise of the Stock Option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the Holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable and (iii) the Company will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Holder. On a disposition of the shares, the Holder will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the Holder held the shares.

     If the shares acquired upon exercise of a Non-Qualified Stock Option are subject to a substantial risk of forfeiture, the Holder will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless such Holder timely files under Code Section 83(b) to elect to be taxed on the receipt of shares, and the Company will qualify for a corresponding deduction at such time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares.

     Stock Appreciation Rights

     Upon the grant of a SAR, the Holder recognizes no taxable income and the Company receives no deduction. The Holder recognizes ordinary income and the Company receives a deduction at the time of exercise equal to the cash and fair market value of Common Stock payable upon such exercise.

     Restricted Stock

     A Holder who receives Restricted Stock will recognize no income on the grant of the Restricted Stock and the Company will not qualify for any deduction. At the time the Restricted Stock is no longer subject to a substantial risk of forfeiture, a Holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the Restricted Stock at the time the restriction lapses over the consideration paid for the Restricted Stock. A Holder's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16 (b) of the Exchange Act. The holding period to determine whether the Holder has long-term or short-term capital gain or loss begins when the Restriction Period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

     A Holder may elect, under Section 83(b) of the Code, within 30 days of the transfer of the Restricted Stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of Restricted Stock (determined without regard to the restrictions) over the consideration paid for the Restricted Stock. If a Holder makes such election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets. If a Holder makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares (determined without regard to the restrictions) on the date of transfer.

     On a disposition of the shares, a Holder will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

     Whether or not the Holder makes an election under Section 83(b), the Company generally will qualify for a deduction (subject to the reasonableness of compensation limitation) equal to the amount that is taxable as ordinary income to the Holder, in its taxable year in which such income is included in the Holder's gross income. The income recognized by the Holder will be subject to applicable withholding tax requirements.

     Dividends paid on Restricted Stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the Holder and will be deductible by the Company subject to the reasonableness limitation. If, however, the Holder makes a
Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the Holder, but will not be deductible by the Company.

     Deferred Stock

     A Holder who receives an award of Deferred Stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the transfer of the Deferred Stock (or the later lapse of a substantial risk of forfeiture to which the Deferred Stock is subject, if the Holder does not make a Section 83(b) election), in accordance with the same rules as discussed above under the caption "Restricted Stock."

     Other Stock-Based Awards

     The federal income tax treatment of Other Stock-Based Awards will depend on the nature of any such award and the restrictions applicable to such award.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
        VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO APPROVE THE 2000 PLAN

           PROPOSAL 3: TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF
                 INCORPORATION TO CHANGE THE NAME OF THE COMPANY

     The Board of Directors has unanimously approved a change of the Company's name from "Prime Cellular, Inc." to "Sentigen Holding Corp." In the judgment of the Board of Directors, the change of corporate name is desirable to better reflect the growing importance of the Company's newly-formed subsidiary, Sentigen Corp., to the overall business of the Company.

     Accordingly, the Board of Directors recommends to the Company's stockholders that the Company's Certificate of Incorporation be amended to change the name of the Company from "Prime Cellular, Inc." to "Sentigen Holding Corp."

     The affirmative vote of the holders of a majority of all outstanding shares of common stock is required for adoption of this proposal. If the proposal is approved, Article First of the Certificate of Incorporation will be amended to change the name of the Company to "Sentigen Holding Corp."

     Stockholders will not be required to exchange outstanding stock certificates for new certificates if the amendment is adopted.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
               THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S
                   CERTIFICATE OF INCORPORATION TO CHANGE THE
                               NAME OF THE COMPANY

                              INDEPENDENT AUDITORS

     The Company anticipates that it will select Raich Ende Malter Lerner & Co., CPA's, as its independent auditors for the year ending December 31, 2000, although no formal recommendation has been made to the Company's Board of Directors by its audit committee as of the date of this Proxy Statement. A representative of Raich Ende Moller Lerner & Co., CPA's, the auditors of the Company for the year ended December 31, 1999, is expected to be present at the meeting with an opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions from stockholders.

                             SOLICITATION OF PROXIES

     The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Common Stock. Additional solicitation of proxies may be made by an independent proxy solicitation firm or other entity possessing the facilities to engage in such solicitation. If an independent entity is used for such solicitation, the Company will be required to pay such firm reasonable fees and reimburse expenses incurred by such firm in rendering of such solicitation services.

                    2001 ANNUAL MEETING STOCKHOLDER PROPOSALS

     In order for any stockholder proposal to be presented at the Annual Meeting of Stockholders to be held in 2001 or to be eligible for inclusion in the Company's Proxy Statement for such meeting, it must be received by the Company at its principal executive offices in New York, New York, by January 26, 2001. Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, stockholders are advised that the Company's management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the Company's 2001 Annual Meeting of Stockholders with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in the Company's proxy statement for such meeting, unless the Company receives notice of such proposal at its principal office in New York, New York, not later than April 11
, 2001.

                                  OTHER MATTERS

     The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                    By Order of the Board of Directors


                                    Joseph K. Pagano, President


New York, New York
May 26, 2000

                          PRIME CELLULAR, INC. - PROXY
                       Solicited by the Board of Directors
                 for Annual Meeting to be held on June 23, 2000

          The undersigned Stockholder(s) of PRIME CELLULAR, INC., a Delaware corporation ("Company"), hereby appoints Joseph K. Pagano and Robert A.
 P Rienhart, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 23, 2000 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

 R   1.  Election of the following Directors:

         FOR all nominees listed below,       WITHHOLD AUTHORITY to vote
         except as marked to the              for all nominees listed
 O       contrary below  |_|                  below |_|

               Joseph K. Pagano, Thomas Livelli, Richard Malavarca, Frederick R. Adler, Brett Fialkoff and Samuel A. Rozzi

 X       INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

                      -------------------------------------

 Y   2.  To approve the 2000 Performance Equity Plan.

         FOR    |_|           AGAINST    |_|            ABSTAIN    |_|

     3. To approve the Amendment to the Certificate of Incorporation to change the name of the Company.

         FOR    |_|           AGAINST    |_|            ABSTAIN    |_|

     4. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

         |_|    I plan to attend the Annual Meeting.

                                 Date                , 2000

                                 -----------------------------
                                 Signature

                                 -----------------------------
                                 Signature if held jointly

                                 Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, Please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.